UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 3, 2020
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Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Allen Center

333 Clay Street,	Suite 4980

Houston,	Texas	77002
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material-Definitive Agreement.

On September 3, 2020, Civeo Corporation (“Civeo”) entered into a Third Amendment (the “Credit Agreement Amendment”) to its Amended and Restated Syndicated Facility Agreement, dated April 2, 2018 (the “Credit Agreement”), among Civeo and certain of its subsidiaries, as borrowers, the guarantors party thereto, the lenders named therein, Royal Bank of Canada, as Administrative Agent, and the other agents party thereto. Pursuant to the Credit Agreement Amendment, the Credit Agreement has been amended to, among other things:

•Extend the Maturity Date of the Commitments and Loans of each Lender remaining a Lender following the Credit Agreement Amendment to May 30, 2023. Certain Lenders are not extending the Maturity Date of their Commitments and Loans; the Loans of the non-extending Lenders were paid in full primarily with borrowings under the facility, and their Commitments terminated on the date of the Credit Agreement Amendment.

•Increase the margin applicable to Loans and the Commitment Fee payable on the Commitments of the Lenders. Prior to entering into the Credit Agreement Amendment, (i) the margin applicable to Eurocurrency Loans, BBSY Rate Loans and B/A Loans ranged from 2.25% to 4.00%, (ii) the margin applicable to ABR Loans, Canadian Prime Rate Loans and U.S. Base Rate Loans ranged from 1.25% to 3.00% and (iii) the Commitment Fee ranged from 0.51% to 0.90%, in each case increasing as the Total Leverage Ratio of the Parent Borrower and its Subsidiaries increased from less than 2.00 to 1.00 to greater than 4.00 to 1.00. Following entry into the Credit Agreement Amendment, these ranges have increased to (i) 3.50% to 4.50%, (ii) 2.50% to 3.50% and (iii) 0.875% to 1.125%, respectively, in each case as the Total Leverage Ratio increases from less than 2.50 to 1.00 to greater than 3.50 to 1.00.

•Decrease (i) the U.S. Revolving Commitments from $20,000,000 to $10,000,000, (ii) the maximum permitted amount of U.S. L/C Exposure from $15,000,000 to $10,000,000 to match the reduction in the U.S. Revolving Commitments, (iii) the Canadian Revolving Commitments from $183,500,000 to $122,300,000 and (iv) the Australian Revolving Commitments from $60,000,000 to $35,000,000.

•Reallocate the Commitments among the Extending Lenders in the manner set forth in Schedule 2.01 to the Credit Agreement Amendment.

The description of the Credit Agreement Amendment set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1. The Credit Agreement is more fully described in Civeo’s annual report on Form 10-K for the year ended December 31, 2019 and its most recent quarterly report on Form 10-Q.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
        (d) Exhibits.

Exhibit Number	Description of Document
10.1
Third Amendment to Amended and Restated Syndicated Facility Agreement, dated as of September 3, 2020, among Civeo Corporation and certain of its subsidiaries, as borrowers, the guarantors party thereto, the lenders named therein, Royal Bank of Canada, as Administrative Agent, and the other agents party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2020

                CIVEO CORPORATION

            By: /s/ Carolyn J. Stone ,
            Name: Carolyn J. Stone
Title: Senior Vice President, Chief Financial Officer and Treasurer